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                                                                     EXHIBIT 5.1

                        STRADLING, YOCCA, CARLSON & RAUTH
                           A Professional Corporation
                                Attorneys at Law
                      660 Newport Center Drive, Suite 1600
                      Newport Beach, California 92660-6441
                            Telephone (714) 725-4000
                            Facsimile (714) 725-4100

                                                      San Francisco Office
                                                44 Montgomery Street, Suite 2950
                                                San Francisco, California 94104
                                                    Telephone (415) 765-9180
                                                    Facsimile (415) 765-9187


                               September 15, 1997


Computer Motion, Inc.
130-B Cremona Drive
Goleta, California 93117

         Re: Registration Statement on Form S-8

Gentlemen:

         At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Computer Motion, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of a total of 2,516,247 shares of the Company's common stock, $.001 par value ("Common Stock"), issuable under the Company's Tandem Stock Option Plan, its 1997 Stock Incentive Plan and its Employee Stock Purchase Plan (collectively, the "Plans").

         We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

         Based on the foregoing, it is our opinion that the 2,516,247 shares of Common Stock to be issued under the Plans against full payment in accordance with the respective terms and conditions of the Plan will be legally and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ STRADLING, YOCCA, CARLSON & RAUTH
                                           -------------------------------------
                                               Stradling, Yocca, Carlson & Rauth